AREP

Investor Contact:
Andrew Skobe
Interim CFO
(212) 702-4300

For Release: September 17, 2007

American Real Estate Partners, L.P. officially changes name to Icahn Enterprises L.P.; New website address: www.IcahnEnterprises.com; New NYSE Ticker Symbol: “IEP”

New York, NY - American Real Estate Partners, L.P. (NYSE: ACP) (the “Company”). On August 9, 2007, the Company announced that it would be changing its name to Icahn Enterprises L.P. That change becomes effective today pursuant to a Certificate of Amendment to the Certificate of Limited Partnership filed with the Delaware Secretary of State. The Company’s website address changes to www.IcahnEnterprises.com. Effective Tuesday, September 18, 2007, the Company’s depositary units representing limited partnership interests will trade on the New York Stock Exchange under the symbol “IEP” and the Company’s preferred depositary units will trade under the ticker symbol “IEPPR”.

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Icahn Enterprises L.P. (NYSE: IEP), a master limited partnership, is a diversified holding company. For more information please visit the Company’s website at www.IcahnEnterprises.com.

Caution Concerning Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of AREP and its subsidiaries. Among these risks and uncertainties are risks related to our gaming and associated hotel, restaurant and entertainment operations, including the effects of regulation, substantial competition, rising operating costs and economic downturns; risks related to our real estate activities, including the decrease in new home sales, the extent of any tenant bankruptcies and insolvencies, our ability to maintain tenant occupancy at current levels, our ability to obtain, at reasonable costs, adequate insurance coverage and competition for investment properties; risks related to our home fashion operations, including changes in the availability and price of raw materials, changes in customer preferences and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.